Exhibit 10.10

UNITED STATES OF AMERICA Before the OFFICE OF THRIFT SUPERVISION In the Matter of Order No.: WN-10-13 FIRST FEDERAL BANK Harrison, Arkansas OTS Docket No. 02721 Effective Date: April 14, 2010 ORDER TO CEASE AND DESIST WHEREAS, First Federal Bank, Harrison, Arkansas, OTS Docket No. 02721 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Western Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order. NOW, THEREFORE, IT IS ORDERED that: Cease and Desist. 1. The Association and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, First Federal Bank Order to Cease and Desist Page 1 of 23

participating in, counseling, or the aiding and abetting of unsafe or unsound banking practices that resulted in the Association: (a) operating the Association with an inadequate level of capital protection for the volume, type and quality of assets held by the Association; (b) operating the Association with an inadequate allowance for loan and lease losses (ALLL) for the volume, type, and quality of loans held; (c) creating concentrations of credit without adequate and effective risk management policies and procedures; and (d) operating the Association with inadequate internal review policies or procedures with respect to loan assets. 2. The Association and its directors, officers, employees, and agents shall also cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling, or the aiding and abetting of violations of the following regulations: (a) 12 C.F.R. § 560.30 (Limitations on Investments in Real Estate); (b) 12 C.F.R. § 560.101 (Real Estate Lending Standards); and (c) 12 C.F.R. Part 564 (Appraisal Requirements). Capital. 3. (a) By December 31, 2010, the Association shall have and thereafter maintain a Tier 1 (Core) Capital Ratio equal to or greater than eight percent (8%) and a total risk-based capital ratio equal to or greater than twelve percent (12%). (b) The requirement in Paragraph 3(a) to meet and maintain a specific capital level means that the Association may not be deemed to be “well-capitalized” for purposes of 12 U.S.C. § 1831o and 12 C.F.R. § 565.4(b)(1)(iv). 4. By June 30, 2010, the Association shall submit a written plan to achieve and maintain First Federal Bank Order to Cease and Desist Page 2 of 23

the Association’s capital at the levels prescribed in Paragraph 3 (Capital Plan) that is acceptable to the Regional Director. At a minimum, the Capital Plan shall: (a) address the amount of additional capital that will be necessary to meet the capital requirements of Paragraph 3 under a best-case scenario, a worst-case scenario, and a most probable case scenario involving progressively stressed economic environments; (b) address the requirements and restrictions imposed by this Order; (c) address the comments and incorporate all recommended corrective actions related to capital adequacy contained in the OTS’s September 21, 2009 Report of Examination (ROE); (d) address the Association’s level of classified assets, ALLL, earnings, asset concentrations, liquidity needs, and trends in these areas; (e) address current and projected trends in real estate market conditions; (f) detail the Association’s capital preservation and enhancement strategies with specific narrative goals; and (g) identify the specific sources of additional capital and the timeframes and methods by which additional capital will be raised, including specific target dates and capital levels. 5. Upon receipt of written notification from the Regional Director that the Capital Plan is acceptable, the Association shall immediately implement the Capital Plan. 6. Within thirty (30) days after the end of the month, beginning with the month ending June 30, 2010, the Board shall review a report regarding the Association’s compliance with the Capital Plan (Capital Plan Variance Report). The Board’s review, at a minimum, shall include: (a) a comparison of actual operating results to projected results; First Federal Bank Order to Cease and Desist Page 3 of 23

(b) detailed explanations of any material deviations(l); and (c) a discussion of specific corrective actions or measures that have been or will be implemented to address each material deviation. The Board’s review of the Capital Plan Variance Report shall be fully documented in the Board meeting minutes. A copy of the meeting minutes detailing the Board’s review and a copy of the Capital Plan Variance Report shall be provided to the Regional Director within fifteen (15) days after the Board meeting. 7. The Association shall notify the Regional Director regarding any material event adversely affecting or that may affect adversely the capital or capital projections of the Association within two (2) days after such event. 8. Within thirty (30) days after: (a) the Association fails to meet the capital requirements prescribed in Paragraph 3 of this Order; (b) the Association fails to comply with the Capital Plan prescribed in Paragraph 4 of this Order; or (c) any request from the Regional Director, the Association shall submit a written Contingency Plan that is acceptable to the Regional Director. 9. The Contingency Plan shall detail the actions to be taken, with specific time frames, to achieve one of the following results by the later of the date of receipt of all required regulatory approvals or sixty (60) days after the implementation of the Contingency Plan: (a) merger with, or acquisition by another federally insured depository institution or holding company thereof; or (b) voluntary liquidation by filing an appropriate application with the OTS in conformity with federal laws and regulations. (1) A deviation shall be considered material under this Paragraph of the Order when the Association: (a) engages in any activity, line of business, or operation that is inconsistent with the Capital Plan; (b) exceeds the level of any activity or growth contemplated in the Capital Plan by more than ten percent (10%); or (c) falls below or fails to meet the target amounts established in the Capital Plan by more than ten percent (10%). First Federal Bank Order to Cease and Desist Page 4 of 23

10. Upon receipt of written notification from the Regional Director to implement the Contingency Plan, the Association shall implement the Contingency Plan immediately. The Association shall provide the Regional Director with written status reports detailing the Association’s progress in implementing the Contingency Plan on the first (1st) and fifteenth (15th) of each month following the implementation of the Contingency Plan. Growth. 11. Effective immediately, the Association shall not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior written notice of non-objection of the Regional Director. The growth restriction imposed by this Paragraph shall remain in effect until the Regional Director has notified the Association in writing that its Business Plan submitted pursuant to Paragraph 12 of this Order is acceptable. Business Plan. 12. By June 30, 2010, the Association shall submit a new business plan and budget for the remainder of the calendar year 2010 and calendar years 2011 and 2012 (Business Plan) that is acceptable to the Regional Director. Thereafter, the Association shall submit a revised two year Business Plan at least sixty (60) days prior to the end of each calendar year. At a minimum, the Business Plan shall include: (a) plans and strategies to restructure the Association’s operations, to improve the Association’s earnings, reduce expenses, and achieve positive core income; (b) strategies for ensuring that the Association has the financial and personnel resources necessary to implement and adhere to the Business Plan; First Federal Bank Order to Cease and Desist Page 5 of 23

(c) quarterly pro forma financial projections (balance sheet, capital forecasts, and income statement); and (d) identification of all relevant assumptions made in formulating the Business Plan. 13. Upon receipt of written notification from the Regional Director that the Business Plan is acceptable, the Association shall implement and adhere to the Business Plan. The Association shall retain all documentation supporting assumptions addressed in Paragraph 12(d) of the Order. 14. Any material modification(2) to the Business Plan must receive the prior written notice of non-objection of the Regional Director. The Association shall submit any proposed material modifications to the Regional Director at least forty-five (45) days prior to implementation. 15. Within thirty (30) days after the end of each quarter, beginning with the quarter ending June 30, 2010, the Board shall review quarterly variance reports on the Association’s compliance with the Business Plan (Quarterly Variance Reports). The Quarterly Variance Reports shall: (a) identify material variances in the Association’s actual performance during the preceding quarter as compared to the projections set forth in the Business Plan; (b) contain and analysis and explanation of identified variances; and (c) discuss the specific measures taken or to be taken to address identified variances. 16. The Board’s review of the Quarterly Variance Reports, assessment of the Association’s compliance with the Business Plan, and any corrective actions taken or to be taken by the Board shall be fully documented in the Board meeting minutes. A copy of the Quarterly Variance (2) A modification shall be considered material under this Paragraph of the Order if the Association plans to: (a) engage in any activity that is inconsistent with the Business Plan; or (b) exceed the level of any activity contemplated in the Business Plan or fail to meet target amounts established in the Business Plan by more than ten percent (10%), unless the activity involves assets risk-weighted fifty percent (50%) or less, in which case a variance of more than twenty-five percent (25%) shall be deemed to be a material modification. First Federal Bank Order to Cease and Desist Page 6 of 23

Reports and the Board meeting minutes detailing the Board’s review shall be provided to the Regional Director within fifteen (15) days after the Board meeting. Brokered Deposits. 17. Effective immediately, the Association shall comply with the requirements of 12 C.F.R. § 337.6(b). 18. Effective immediately, the Association shall develop an internal system to monitor the interest rates offered on all interest bearing accounts to ensure compliance with 12 C.F.R. § 337.6(b). Liquidity Management. 19. Effective immediately, the Association shall review its liquidity position and prepare a liquidity report each business day (Daily Liquidity Report) in a format acceptable to the Regional Director. The Daily Liquidity Report shall set forth the uses and sources of funds for the Association’s operations and cash flow projections for a one hundred and eighty (180) day period. The Association shall submit each Daily Liquidity Report to the Regional Director and the Association’s Asset/Liability Committee by the close of business on the next business day. 20. Effective immediately, at each Board meeting, the Board shall review a written summary of the Daily Liquidity Reports. The Board’s review and any corrective actions required by the Board shall be fully documented in the Board meeting minutes. Dividends. 21. Effective immediately, the Association shall not declare or pay dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director. The Association’s written request for written First Federal Bank Order to Cease and Desist Page 7 of 23

approval shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed declaration, dividend payment, or distribution of capital. Lending Restrictions. 22. Effective immediately, except with the prior written notice of non-objection of the Regional Director, the Association shall not make, purchase, or commit to make or purchase a new commercial real estate (CRE) loan or an extension of credit for the purpose of land acquisition, development, and/or construction, except for the construction of an owner-occupied one-to-four family dwelling with at least twenty percent (20%) down payment or that is subject to a binding pre-sold commitment. 23. Effective immediately, except with the prior written notice of non-objection of the Regional Director, the Association shall not make, purchase, or refinance or commit to make, purchase, or refinance an extension of credit if any of the proceeds of the loan will be used for the payment of interest on any loan or will be used for the establishment of an interest carry reserve on a loan. 24. Effective immediately, except with the prior written notice of non-objection of the Regional Director, the Association shall not make or purchase, or commit to make or purchase an extension of credit that is in excess of the supervisory loan-to-value limits set forth in the Appendix to 12 C.F.R. § 560.101. Asset Classification. 25. Effective immediately, the Association shall evaluate and classify its assets and establish ALLL and specific valuation allowances in accordance with applicable laws, regulations, and regulatory guidance. First Federal Bank Order to Cease and Desist Page 8 of 23

26. Within twenty-five (25) days after the end of each quarter, beginning with the quarter ending March 31, 2010, Management(3) shall submit to the Board a written report setting forth the ALLL analysis for the Association’s assets and all assumptions used to determine the adequacy of the ALLL, given current economic conditions and the Association’s risk profile (Quarterly ALLL Analysis Report). Any deficiency in the ALLL shall be remedied by the Association in the quarter in which it was discovered and before the Association files its Thrift Financial Report with the OTS. The Board’s review of the Quarterly ALLL Analysis Report, including all qualitative factors considered in determining the adequacy of the Association’s ALLL, shall be fully documented in the Board meeting minutes. Within thirty (30) days after the end of each quarter, beginning with the quarter ending March 31, 2010, the Association shall submit to the Regional Director a copy of the Quarterly ALLL Analysis Report and the Board meeting minutes reflecting the review of the Quarterly ALLL Analysis Report. Internal Asset Review Program. 27. Effective immediately, the Association shall implement and maintain an internal asset review program independent of the loan underwriting and approval functions to: (a) identify and grade loans with potential credit weaknesses in accordance with applicable regulations and regulatory guidance regarding internal asset reviews, and (b) require monthly reviews by the Board that are documented in the Board meeting minutes. The internal asset review required by this Paragraph of the Order shall cover one hundred percent (100%) of criticized assets(4) and one hundred percent (100%) of all nonhomogeneous loans and borrower relationships exceeding five hundred thousand dollars ($500,000) in the portfolio during a calendar year. (3) For purposes of this Order, the term “Management” is defined as one or more Senior Executive Officers and the term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555. (4) The term “criticized assets” shall include classified assets, assets designated special mention, all nonperforming assets, and all delinquent loans. First Federal Bank Order to Cease and Desist Page 9 of 23

28. By April 1, 2010, the Board shall engage a qualified independent consultant (IAR Consultant) acceptable to the Regional Director to perform an on-site internal asset review and analyses of the following assets on the Association’s books as of December 31, 2009: (a) all non-owner occupied mortgage loans exceeding two hundred fifty thousand dollars ($250,000); (b) all other nonhomogeneous loans exceeding five hundred thousand dollars ($500,000); and (c) all homogeneous loans designated as Special Mention or Watch exceeding five hundred thousand dollars ($500,000). 29. By May 31, 2010, the IAR Consultant shall prepare a report with respect to the analysis prescribed by Paragraph 27 (IAR Report) to submit to the Board. The IAR Report shall: (a) be based on analysis independent of the loan underwriting and approval functions; (b) identify and grade the loans in the categories set forth in Paragraph 28 with potential credit weaknesses; (c) assess the adequacy of, and adherence to internal loan policies; (d) conform to applicable regulations and regulatory guidance; and (e) shall include the following information for each such identified loan that is a criticized asset: (i) the loan number, the borrower’s name, date of the loan, and book balance; (ii) the date(s) of payments due, any last payment made, and the date(s) of any extension or modification; (iii) a description of the collateral and condition of security collateral; (iv) the most recent appraised or fair value of the collateral, the date of this valuation, the findings from any property inspections, and an analysis of the appraisal and collateral valuation for deficiencies under applicable regulations and First Federal Bank Order to Cease and Desist Page 10 of 23

regulatory guidance; (v) an analysis of the borrower’s and/or guarantor’s current financial condition, including, but not limited to, the borrower’s ability to service the debt and other debts and, where applicable, the borrower’s ability to service all loans; (vi) the identification of any significant loan underwriting, documentation, or administration deficiencies under the Association’s loan policies and applicable laws, regulations, and regulatory guidance; (vii) the current asset classification category and the rationale for the asset classification category and the date of the initial classification; (viii) the amount of specific valuation allowances, charge-offs, and the analysis of impairment of loans under generally accepted accounting principles; and (ix) the identification of troubled debt restructuring under the applicable regulations and regulatory guidance; and (f) shall include the following information for each such identified loan that is not a criticized asset: (i) the loan number, the borrower’s name, date of the loan, and book balance; (ii) a description of the collateral and condition of security collateral; (iii) the value of the collateral; (iv) an analysis of the borrower’s and/or guarantor’s current financial condition, including, but not limited to, the borrower’s ability to service the debt and other debts and, where applicable, the borrower’s ability to service all loans; (v) the identification of any significant loan underwriting, documentation, or administration deficiencies under the Association’s loan policies and applicable First Federal Bank Order to Cease and Desist Page 11 of 23

laws, regulations, and regulatory guidance; (vi) the current asset classification category; (vii) the amount of specific valuation allowances, charge-offs, and the analysis of impairment of loans under generally accepted accounting principles; and (viii) the identification of troubled debt restructuring under the applicable regulations and regulatory guidance. 30. By June 30, 2010, the Board shall review the IAR Report and the Association shall submit a copy of the IAR Report and a certified copy of the Board meeting minutes reflecting its review of the IAR Report to the Regional Director. Reduction of Classified Assets. 31. By June 30, 2010, the Association shall submit a comprehensive Classified Asset Reduction Plan to reduce(5) classified assets that is acceptable to the Regional Director. The Classified Asset Reduction Plan, at a minimum, shall include: (a) targets for the level of classified assets as a percentage of Tier 1 (Core) capital and ALLL and the timeframe for each such target; (b) a description of the manner of, and methods for, reducing the Association’s level of classified assets to the targets set forth therein; and (c) all relevant assumptions and projections based on a best-case scenario, a worst-case scenario, and a most probable case scenario, and documentation supporting such assumptions and projections. (5) For purposes of this Paragraph, the term “reduce” means to collect, sell, charge off, or improve the quality of the asset sufficient to warrant its removal from adverse criticism or classification. First Federal Bank Order to Cease and Desist Page 12 of 23

32. Within thirty (30) days after receipt of written notification from the Regional Director that the Classified Asset Reduction Plan is acceptable, the Association shall immediately implement the Classified Asset Reduction Plan. 33. Any material modification(6) to the Classified Asset Reduction Plan must receive the prior written notice of non-objection of the Regional Director. The Association shall submit proposed material modifications to the Classified Asset Reduction Plan to the Regional Director at least sixty (60) days prior to implementation. 34. Within thirty (30) days after the end of each month, beginning with the month ending July 31, 2010, Management shall submit to the Board a written status report regarding the implementation of the Classified Asset Reduction Plan (Monthly Classified Asset Reduction Report). Each Monthly Classified Asset Reduction Report shall: (a) set forth the Association’s efforts to reduce the Association’s level of classified assets during that month; and (b) report and explain in detail any variances of actual operating results from the targets set forth in the Classified Asset Reduction Plan. The Board’s review of the Monthly Classified Asset Reduction Report shall be fully documented in the Board meeting minutes, which also shall set forth the corrective actions and/or measures that have been implemented, proposed, or under consideration to correct any deviation to the Classified Asset Reduction Plan. Supervisory Loan-to-Value Limitations. 35. By June 30, 2010, the Association shall submit a plan to reduce the aggregate amount of all loans in excess of the supervisory loan-to-value limits set forth in the Appendix to 12 C.F.R. § (6) For purposes of this Paragraph of the Order, a modification shall be considered material if the Association failed to meet targets established in the Classified Asset Reduction Plan by more than ten percent (10%). First Federal Bank Order to Cease and Desist Page 13 of 23

560.101 that is acceptable to the Regional Director (LTV Plan). The LTV Plan, at a minimum, shall include: (a) targets for the aggregate amount of all loans in excess of such supervisory loan-to-value limits; (b) targets for the aggregate amount of all commercial loans, agricultural loans, multifamily loans, or loans secured by properties other than owner occupied one-to-four family residential properties in excess of such supervisory loan-to-value limits; (c) a description of the manner of, and the methods for, reducing the Association’s level of loans in excess of such supervisory loan-to-value limits to the targets set forth therein; and (d) all relevant assumptions and projections based on a best-case scenario, a worst-case scenario, and a most probable scenario, and documentation supporting such assumptions and projections. 36. Within ten (10) days after receipt of written notification from the Regional Director that the LTV Plan is acceptable, the Association shall implement the LTV Plan. 37. Any material modification(7) to the LTV Plan must receive the prior written notice of non-objection of the Regional Director. The Association shall submit proposed material modifications to the LTV Plan to the Regional Director at least sixty (60) days prior to implementation. 38. Within thirty (30) days after the end of each month, beginning with the month ending July 31, 2010, Management shall submit to the Board a written status report regarding the implementation of the LTV Plan (Monthly LTV Report). Each Monthly LTV Report shall: (a) First Federal Bank Order to Cease and Desist Page 14 of 23

set forth the Association’s efforts to reduce the Association’s level of loans in excess of supervisory loan-to-value limits during that month; and (b) report and explain in detail any variances of actual operating results from the targets set forth in the LTV Plan. The Board’s review of the Monthly LTV report shall be fully documented in the Board meeting minutes, which also shall set forth the corrective actions and /or measures that have been implemented, proposed, or under consideration to correct any deviation to the LTV Plan. Real Estate Investments. 39. By May 31, 2010, the Board shall submit to the Regional Director a certified written report regarding the real estate transactions and real estate transfer transactions conducted from the period from January 1, 2008 through January 31, 2010 that do not comply with the requirements of 12 U.S.C. § 1464 and 12 C.F.R. § 560.30 (Real Estate Investments Report). 40. By April 30, 2010, the Association shall ensure that all transactions conducted by the Association are permissible in accordance with applicable laws and regulations, including, but not limited to, 12 U.S.C. § 1464 and 12 C.F.R. § 560.30. 41. By June 30, 2010, the Association shall submit a plan to divest any asset listed in the Real Estate Investments Report that is acceptable to the Regional Director (Real Estate Divestiture Plan). 42. Within ten (10) days after receipt of written notification from the Regional Director that the Real Estate Divestiture Plan is acceptable, the Association shall implement the Real Estate Divestiture Plan. 43. Within thirty (30) days after the end of each month, beginning with the first month after implementation of the Real Estate Divestiture Plan, the Association shall submit a written report to the Regional Director regarding compliance with the Real Estate Divestiture Plan. First Federal Bank Order to Cease and Desist Page 15 of 23

44. Any material modification to the Real Estate Divestiture Plan must receive the prior written notice of non-objection of the Regional Director. The Association shall submit proposed material modifications to the Real Estate Divestiture Plan to the Regional Director at least sixty (60) days prior to implementation. Commercial Real Estate Concentration Risk. 45. By June 30, 2010, the Association shall submit a Commercial Real Estate Concentration Plan (CRE Concentration Plan) that is acceptable to the Regional Director. The CRE Concentration Plan shall, at a minimum, address: (a) the reduction of the amount of Association’s existing CRE loans to two hundred percent (200%) or less of Tier 1 (Core) capital and ALLL within a timeframe satisfactory to the Regional Director; (b) the reduction of each category of assets within the CRE portfolio to one hundred percent (100%) or less of Tier 1 (Core) capital and ALLL; (c) the time frames for reaching each such target; and (d) the assessment, monitoring, and control of the risks associated with the Association’s CRE portfolio in accordance with applicable regulatory guidance. 46. Within thirty (30) days of receipt of written notification from the Regional Director that the CRE Concentration Plan is acceptable, the Association shall immediately implement the CRE Concentration Plan. 47. Any material modification(8) to the CRE Concentration Plan must receive the prior written notice of non-objection of the Regional Director. The Association shall submit proposed (8) For purposes of this Paragraph of the Order, a modification shall be considered material if the Association failed to meet targets established in the CRE Concentration Plan by more than ten percent (10%). First Federal Bank Order to Cease and Desist Page 16 of 23

material modifications to the CRE Concentration Plan to the Regional Director at least sixty (60) days prior to implementation. 48. Within forty-five (45) days after the end of each quarter, beginning with the quarter ending June 30, 2010, Management shall provide to the Board a written report (Quarterly CRE Concentration Reduction Report) that: (a) sets forth the Association’s efforts to reduce the Association’s concentration in CRE loans during that quarter in accordance with the targets set forth in the CRE Concentration Plan; and (b) reports and explains in detail the variances of actual operating results from the targets set forth in the CRE Concentration Plan for the reduction of CRE loans. The Board’s review of each Quarterly CRE Concentration Reduction Plan and any corrective action adopted by the Board shall be fully documented in the Board meeting minutes. Transactions with Affiliates. 49. Effective immediately, the Association shall not engage in any transaction with an affiliate unless, with respect to each such transaction, the Association has complied with the notice requirements set forth in 12 C.F.R. § 563.41(c)(4), which shall include the information set forth in 12 C.F.R. § 563.41(c)(3). The Board shall ensure that any transaction with an affiliate for which notice is submitted pursuant to this Paragraph complies with the requirements of 12 C.F.R. § 563.41 and Regulation W, 12 C.F.R. Part 223. Third Party Contracts. 50. Effective immediately, the Association shall not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Association(9) or outside the Association’s normal course of business unless, with (9) A contract will be considered significant to the overall operation or financial condition of the Association where the annual contract amount equals or exceeds two percent (2%) of the Association’s total capital. First Federal Bank Order to Cease and Desist Page 17 of 23

respect to each such contract, the Association has: (a) provided the Regional Director with a minimum of sixty (60) days prior written notice of such arrangement or contract; (b) determined that the arrangement or contract complies with the standards and guidelines set forth in OTS Thrift Bulletin 82a; and (c) received written notice of non-objection from the Regional Director. Employment Contracts and Compensation Arrangements. 51. Effective immediately, the Association shall not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Association, unless it first provides the Regional Director with not less than sixty (60) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract, agreement or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), and 12 C.F.R. Part 570 — Appendix A. 52. Effective immediately, the Association shall not increase any salaries, bonuses, or director’s fees or make any similar payments, directly or indirectly, to the Association’s directors or Senior Executive Officers without prior written notice of non-objection from the Regional Director. First Federal Bank Order to Cease and Desist Page 18 of 23

Severance and Indemnification Payments. 53. Effective immediately, the Association shall not make any golden parachute payment(10)° or any prohibited indemnification payment(11) unless, with respect to each such payment, the Association has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 C.F.R. § 545.121. Directorate and Management Changes. 54. Effective immediately, the Association shall comply with the prior notification requirements for changes in directors and Senior Executive Officers set forth in 12 C.F.R. Part 563, Subpart H. Management Study. 55. By April 30, 2010, the Association shall retain an independent third party consultant (Management Consultant) acceptable to the Regional Director to conduct a review of supervision of the Association’s lending operations by the Board and Management (Management Study). 56. The Management Study shall be completed within sixty (60) days after the Regional Director deems the third party consultant and the engagement acceptable. The Management Study shall, at a minimum, include: (a) the identification of present and future staffing requirements for the lending operations of the Association; (b) an evaluation of the performance of Management with respect to the Association’s lending operations, including an assessment of whether compensation is (10) The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f) (11) The term “prohibited indemnification payment” is defined at 12 C.F.R. § 359.1(1). First Federal Bank Order to Cease and Desist Page 19 of 23

commensurate with job performance and responsibilities in compliance with 12 C.F.R. § 563.161(b); (c) the establishment of standards by which Management’s effectiveness in the Association’s lending operations will be measured; (d) an assessment of (i) the adequacy of communication regarding the Association’s lending operations between Management and the Board, and (ii) the quality and timeliness of reporting to the Board; and (e) recommendations on whether to expand the scope, frequency, and sufficiency of information regarding the Association’s lending operations provided to the Board by Management. 57. By July 30, 2010, the Board shall adopt a written plan to address any identified weaknesses or deficiencies noted in the Management Study (Management Plan). Within fifteen (15) days after Board meeting, the Association shall provide the Regional Director with a copy of the Management Plan and Board meeting minutes reflecting the Board’s review of, and actions taken with respect to the Management Study. Remediation of ROE Comments. 58. By June 30, 2010, the Association shall ensure that all Matters Requiring Board Attention and Corrective Actions noted in the ROE, which are not addressed by this Order, are adequately completed. The minutes of each Board meeting subsequent to April 30, 2010 shall document each specific action adopted, the completion of each corrective action, and the measures implemented to prevent recurrence of the violation of laws and regulations, unsafe or unsound practices, or deficiencies. First Federal Bank Order to Cease and Desist Page 20 of 23

Compliance with Order. 59. Within thirty (30) days after the end of each month, beginning with the month ending March 31, 2010, the Board shall adopt a Board resolution (Compliance Resolution), formally resolving that the Association has complied with each provision of this Order currently in effect during the immediately preceding month, except as otherwise stated. The Compliance Resolution shall: (a) specify in detail any instance of noncompliance with the Order; (b) set forth the corrective action initiated or taken in each instance of noncompliance; and (c) identify all notices of exemption or non-objection issued by the Regional Director. Within fifteen (15) days of the Board meeting at which the Compliance Resolution was adopted, the Association shall provide a copy of each Compliance Resolution to the Regional Director. Effective Date, Incorporation of Stipulation. 60. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference. Duration. 61. This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives. Time Calculations. 62. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted. 63. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing. First Federal Bank Order to Cease and Desist Page 21 of 23

Submissions and Notices. 64. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes. 65. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows: (a) To the OTS: Regional Director C.K. Lee Attn: Vivian Carlton, Assistant Director 225 E. John Carpenter Freeway, Suite 500 Irving, Texas 75062-2326 Fax No. (972) 277-9501 (b) To the Association: Larry J. Brandt, Chairman and Chief Executive Officer First Federal Bank 1401 Highway 62-65 North Harrison, Arkansas 72601-4226 Fax No. (870) 365-8355 No Violations Authorized. 66. Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers, or employees to violate any law, rule, or regulation. First Federal Bank Order to Cease and Desist Page 22 of 23

IT IS SO ORDERED. OFFICE OF THRIFT SUPERVISION By: C.K. Lee Regional Director, Western Region Date: See Effective Date on page 1 First Federal Bank Order to Cease and Desist Page 23 of 23